Exhibit 5.4

JPMorgan Chase & Co.
Legal and Compliance Department	Neila B. Radin
270 Park Avenue	Senior Vice President and
New York, New York 10017-2070	Associate General Counsel

August 1, 2008

JPMorgan Chase & Co.

277 Park Avenue

New York, NY 10017-2070

Re: Amendment No. 2 to Registration Statement on Form S-3

Ladies and Gentlemen:

I am a Senior Vice President and Associate General Counsel of JPMorgan Chase & Co., a Delaware corporation (the “Company”). This opinion is being given in connection with Amendment No. 2 to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and Bear Stearns Capital Trust III, a Delaware statutory trust (the “Trust”), on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the Securities (as defined below) of the Company that have been or may be originally issued by the Company or the Trust, relating to sales in the secondary market by affiliates of the Company.

The Registration Statement registers (i) debt securities which have been or may be issued under the JPMorgan Chase Indentures (as defined below) (the “JPMorgan Chase Debt Securities”), (ii) debt securities which have been issued under the Heritage Indentures (as defined below) (the “Heritage Debt Securities”), (iii) debt securities which have been issued under the Heritage Bear Stearns Indentures (as defined below) (the “Heritage Bear Stearns Debt Securities”), (iv) shares of preferred stock of the Company, $1.00 par value per share (the “Preferred Stock”) which have been or may be issued, (v) depositary shares which have been or may be issued and represent shares of Preferred Stock (the “Depositary Shares”) and (vi) the preferred securities of the Trust, as to which the Company has issued a guarantee in respect thereof under the Guarantee Agreement (as defined below) (such preferred securities, the “Preferred Securities,” and such guarantee, the “Guarantee”). The JPMorgan Chase Debt Securities, Heritage Debt Securities, Heritage Bear Stearns Debt Securities, Preferred Stock, Depositary Shares, Preferred Securities and Guarantee are hereinafter referred to collectively as the “Securities.”

The JPMorgan Chase Debt Securities include (i) senior debt securities issued under an indenture, dated as of December 1, 1989, between the Company and Deutsche Bank Trust Company Americas, as trustee (as amended, the “Company Senior Indenture”) and (ii) subordinated debt securities issued under an indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, between the Company and U.S. Bank Trust National Association, as trustee (as amended, the “Company Subordinated Indenture”).

The Heritage Debt Securities include (i) subordinated debt securities issued under an indenture, dated as of September 1, 1993, between the Company and U.S. Bank Trust National Association, as trustee (as amended, the “Heritage Chase Subordinated Indenture”), (ii) senior debt securities issued under an indenture, dated as of August 15, 1982, between the Company and U.S. Bank Trust National Association, as trustee (as amended, the “Heritage JPM Senior Indenture”), (iii) subordinated debt securities issued under an indenture, dated as of March 1, 1993, between the Company and U.S. Bank

Trust National Association, as trustee (as amended, the “Heritage JPM Subordinated Indenture”), (iv) subordinated debt securities issued under an indenture, dated as of March 3, 1997, between the Company and U.S. Bank Trust National Association, as trustee (as amended, the “Heritage Bank One 1997 Subordinated Indenture”), (v) subordinated debt securities issued under an indenture, dated as of July 1, 1995, between the Company and Citibank N.A., as trustee (as amended, the “Heritage Bank One 1995 Subordinated Indenture”), (vi) subordinated debt securities issued under an indenture, dated as of August 1, 1987, between the Company and U.S. Bank Trust National Association, as trustee (as amended, the “Heritage Bank One 1987 Subordinated Indenture”), (vii) subordinated debt securities issued under an indenture, dated as of July 15, 1990, between the Company and Citibank N.A., as trustee (as amended, the “Heritage Bank One 1990 Subordinated Indenture”) and (viii) subordinated debt securities issued under an indenture, dated as of March 1, 1989, between the Company and U.S. Bank Trust National Association, as trustee (as amended, the “Heritage Bank One 1989 Subordinated Indenture”).

The Heritage Bear Stearns Debt Securities include (i) senior debt securities issued under an indenture, dated as of May 31, 1991, between the Company and The Bank of New York, as trustee (as amended, the “Heritage Bear Stearns Senior Indenture”), (ii) subordinated debt securities issued under an indenture, dated as of November 14, 2006, between the Company and The Bank of New York, as trustee (as amended, the “Heritage Bear Stearns Subordinated Indenture”) and (iii) junior subordinated debt securities issued under an indenture, dated as of December 16, 2008, between the Company and The Bank of New York (as amended, the “Heritage Bear Stearns Junior Subordinated Indenture”).

The Guarantee has been issued pursuant to the Preferred Securities Guarantee Agreement, dated as of May 10, 2001, between the Company and The Bank of New York, as trustee (as amended, the “Guarantee Agreement”).

The Company Senior Indenture and the Company Subordinated Indenture are hereinafter collectively referred to as the “JPMorgan Chase Indentures.” The Heritage Chase Subordinated Indenture, the Heritage JPM Senior Indenture, the Heritage JPM Subordinated Indenture, the Heritage Bank One 1997 Subordinated Indenture, the Heritage Bank One 1995 Subordinated Indenture, the Heritage Bank One 1987 Subordinated Indenture, the Heritage Bank One 1990 Subordinated Indenture and the Heritage Bank One 1989 Subordinated Indenture are hereinafter referred to collectively as the “Heritage Indentures.” The Heritage Bear Stearns Senior Indenture, Heritage Bear Stearns Subordinated Indenture and Heritage Bear Stearns Junior Subordinated Indenture are hereinafter referred to collectively as the “Heritage Bear Stearns Indentures.”

The Preferred Stock has been or will be issued pursuant to one or more Certificates of Designations (the “Certificates of Designations”) of the Company.

The Depositary Shares have been or will be issued pursuant to one or more Deposit Agreements (the “Deposit Agreements”) between the Company and the depositaries named therein (each, a “Depositary”).

In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments, and made such other investigations, as I have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1. The JPMorgan Chase Debt Securities and Heritage Debt Securities issued prior to the date of this opinion, assuming that they had been duly authorized, executed and delivered upon receipt of appropriate consideration therefor and, assuming due authentication thereof by the applicable trustee, constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Heritage Bear Stearns Debt Securities issued prior to the date of this opinion, assuming (a) that they had been duly authorized, executed and delivered upon receipt of appropriate consideration therefor, (b) due authentication thereof by the applicable trustee and (c) that the Heritage Bear Stearns Debt Securities constituted valid and legally binding obligations of The Bear Stearns Companies LLC (formerly known as The Bear Stearns Companies Inc.: “Bear Stearns”) enforceable against Bear Stearns in accordance with their terms, constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the JPMorgan Chase Debt Securities issued after the date hereof, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any JPMorgan Chase Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such JPMorgan Chase Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable JPMorgan Chase Indenture and such agreement, such JPMorgan Chase Debt Securities, when issued, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. The shares of Preferred Stock issued prior to the date of this opinion have been duly authorized and are validly issued, fully paid and nonassessable.

5. With respect to the shares of Preferred Stock issued after the date hereof, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the relevant Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment of the consideration for such shares of Preferred Stock provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

6. The Depositary Shares issued prior to the date of this opinion have been duly authorized, executed and delivered and constitute the valid and legally binding obligations of the Company in accordance with their terms.

7. With respect to the Depositary Shares issued after the date hereof, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the preferred stock represented by such Depositary Shares, and to authorize and approve the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement, (b) the due issuance and delivery to the Depositary of the preferred stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the preferred stock in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, the depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to the Guarantee, assuming (a) the due execution, authentication, issuance and delivery of the Preferred Securities upon receipt of appropriate consideration therefor, (b) the due execution, issuance and delivery of the Guarantee and (c) that the Guarantee constituted a valid and legally binding obligation of Bear Stearns enforceable against Bear Stearns in accordance with its terms, such Guarantee constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

My opinions set forth in paragraphs 1 through 3 and 6 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

I do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware and the federal law of the United States.

I hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5.4 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Neila B. Radin
Neila B. Radin
Senior Vice President and Associate General Counsel